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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 14, 1996




                   INDIANA FEDERAL CORPORATION
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     (Exact name of Registrant as specified in its Charter)



    Delaware                    0-17379                35-1735820
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(State or other        (Commission File Number)     (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                         Number)


  56 South Washington Street, Valparaiso, Indiana         46383
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    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (219) 462-4131

                               N/A
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  (Former name or former address, if changed since last report)


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Item 5.     Other Events
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     On November 14, 1996, Indiana Federal Corporation ("IFC")
entered into an Agreement and Plan of Merger (the "Merger Agreement") with Pinnacle Financial Services, Inc. ("Pinnacle") pursuant to which IFC and Pinnacle will merge. As a result of the Merger, which is subject to approval by IFC and Pinnacle shareholders and certain regulatory approvals, each share of IFC common stock will be exchanged for one (1) share of Pinnacle common stock.

     Simultaneously with their execution and delivery of the Merger Agreement, Pinnacle and IFC entered into stock option agreements pursuant to one of which Pinnacle granted IFC the right, upon terms and subject to the conditions set forth therein, to purchase up to 591,678 shares of Pinnacle common stock at a price of $24.625 per share, and pursuant to the other of which IFC granted Pinnacle the right, upon terms and subject to the conditions set forth therein, to purchase up to 470,361 shares of IFC common stock at a price of $19.875 per share.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits to this Report.

Item 7.   Financial Statements and Exhibits
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     (c)     Exhibits.

     The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.


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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INDIANA FEDERAL CORPORATION



Date:   November 14, 1996          By: /s/Donald A. Lesch
      -------------------              --------------------------
                                       Donald A. Lesch
                                       Chairman/CEO


Date:   November 14, 1996          By: /s/ Brenda A. Sheetz
      -------------------              --------------------------
                                       Brenda A. Sheetz
                                       Corporate Secretary


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                        Index to Exhibits





Exhibits
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2          Agreement and Plan of Merger dated as of November 14,
           1996.

99.1       Press Release dated November 14, 1996.